UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): April 6, 2015

 KOGETO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51997	65-0637308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Wooster Street, 2nd Floor

New York, New York 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 490-8169

____________________________________________________________________

Former Name or Former Address, if Changed Since Last Report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Kogeto, Inc.

 Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On April 6, 2015, H. David Sherman resigned as a member of our Board of Directors. The resignation did not result from any disagreement with us concerning any matter relating to the company’s operations, policies or practices.

 On April 10, 2015, our Board of Directors appointed James Fuller as a director to fill the vacancy.

Mr. Fuller provides extensive financial experience to the Board, with more than three decades in key roles in major financial, educational and regulatory organizations. Since February 2010, Mr. Fuller has been a director, chairman of the audit committee and independent financial expert of Cavitation Technologies, Inc., an innovative leader in processing liquids, fluidic mixtures, emulsions and suspended solids. Since 2013, Mr. Fuller has been a director and officer of Beauty Brands Group, Inc., an inactive public company. From October 2011 to February 2015, Mr. Fuller served as an independent director of Propell Technologies Group, Inc., which is engaged in the commercial application of a proprietary technology to enhance the recovery of oil. From May 2012 to February 2013, Mr. Fuller served as a director of TapImmune Inc., a vaccine technologies company. Since March 2008, he has been a partner in the private equity firm Baytree Capital Associates, LLC. Baytree Capital Associates, LLC is a related company to Baytree Capital Partners LLC. On December 30, 2013, we entered into an agreement with Baytree Capital Partners LLC to be our exclusive financial advisor through 2015 to perform business and financial consulting services.

In 2007 and 2008, Mr. Fuller was owner of Northcoast Financial brokerage. Previously, he held key roles as President of Bull & Bear Group, a mutual fund/discount brokerage company in New York, as Senior Vice President and Director of Bridge Information Systems and founder and head of Morgan Fuller Capital Group, a registered broker/dealer based in San Francisco, CA.

In 1981, he was named by President Ronald Reagan to the Board of Directors of the Securities Investor Protection Corporation (SIPC), where he served until 1987. He was Senior Vice President of Marketing for Charles Schwab and Company from 1981 to 1985. Mr. Fuller served as Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs. Mr. Fuller oversaw the consulting practice for the Investment Industries Division of SRI International from 1974 to 1976.

He is past chairman of the board of Pacific Research Institute, and is a member of the board of the International Institute of Education. He is an elected member and vice chairman for finance of the San Francisco Republican Central Committee and is a member of the Pacific Council for International Policy, Commonwealth Club, and past member of the Committee of Foreign Relations. He served on the Board of Trustees of the University of California, Santa Cruz for 12 years. He received his MBA in Finance from California State University and his B.S. in Marketing and Political Science from San Jose State University.

Other than through Baytree Capital Associates, LLC, Mr. Fuller has not engaged in a related party transaction with us during the last two years, and there are no family relationships between Mr. Fuller and any of our other executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOGETO, INC.

Date: April 13, 2015	By:	/s/ Jeff Glasse
Jeff Glasse Founder, Chairman and Chief Executive Officer